Exhibit 10.1

SECOND Amendment

to

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Second Amendment to Second Amended and Restated Limited Liability Company Agreement (this “Amendment”) is made and entered into as of July 21, 2015, by and among ZAIS Group Parent, LLC, a Delaware limited liability company (the “Company”), ZAIS Group Holdings, Inc., a Delaware corporation (“Holdings”), R. Bruce Cameron (“Cameron”), in his capacity as the Required Independent Director thereunder, and Christian Zugel (“Zugel”), in his capacity as the Founder Member Representative thereunder. Capitalized terms used in this Amendment but not defined herein shall have the respective meanings given to them in the Agreement (as defined below).

WHEREAS, the Company, Holdings, Zugel and the other Members are parties to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 17, 2015 (as amended, the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, the Company, Holdings (as the Managing Member), Cameron (as the Required Independent Director) and Zugel (as the Founder Member Representative) now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in the Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments.

(a)	Section 1.1 of the Agreement is hereby amended by:

(i)          replacing the defined term “Founder Member Ownership Threshold” in its entirety with the following:

““Founder Member Ownership Threshold” means any time when the Founder Members, collectively, hold at least ten percent (10%) of the Class A Common Stock then outstanding of the Managing Member, (a) treating as outstanding for such purpose both Class A Common Stock actually outstanding at such time and, on an as-if-exchanged basis, any Class A Common Stock of the Managing Member at any time potentially issuable to the Founder Members through an exchange or conversion of Units for shares of Class A Common Stock, based on the number of Units owned as of such time by the Founder Members (but otherwise taking into account only shares of Class A Common Stock of the Corporation actually then outstanding), and (b) excluding, for purposes of such determination, any Class A Common Stock (i) issued as compensation to employees of, or other service providers to, the Company or its Affiliates, including directors of Holdings, other than Founder Members (or acquired by any such Person via an exchange or conversion of Units into Class A Common Stock) or (ii) issued to any Person as consideration in connection with an acquisition of any business (whether taking the form of an asset acquisition or an acquisition of stock or other equity interests of a third party) or other assets by or on behalf of, or for contribution to, the Company or any Subsidiary of the Company (or acquired by any such Person via an exchange or conversion of Units into Class A Common Stock).”; and

(ii)         in the definition of “Restricted Period”, inserting the word “a” immediately after the text “the date such Class B Member becomes”.

(b)          Section 1.2 of the Agreement is hereby amended to insert the following defined terms into the table therein, in alphabetical order:

Defined Term	Section
Target Assets	3.4(g)
Triangular Acquisition	3.4(g)
Triangular Acquisition Units	3.4(g)

(c)          Section 3.4(d) of the Agreement is hereby amended by:

(i)          replacing the word “or” after the text “Section 3.4(c)” with a comma;

(ii)         inserting the text “Section 3.4(g) or” immediately after the text “Section 3.4(f) or”;

(iii)        deleting the parenthesis immediately after the text “Investment Agreement”; and

(iv)        inserting a parenthesis immediately after the text ““Dilutive Issuance”)”.

(d)          Section 3.4(f) of the Agreement is hereby amended by:

(i)          inserting the text “or any similar plan or arrangement hereafter adopted” immediately after the text “At any time the Managing Member issues a share of Class A Common Stock pursuant to the Incentive Plan”; and

(ii)         inserting the text “(or other similar plan or arrangement)” immediately after the text “(iii) the Company shall be deemed to Transfer such share of Class A Common Stock to the recipient of such Class A Common Stock pursuant to the Incentive Plan”.

(e)          Section 3.4 of the Agreement is hereby amended by inserting the following Section 3.4(g) immediately after Section 3.4(f):

“(g)            At any time that the Managing Member issues a share of Class A Common Stock or a share of other Capital Stock of the Managing Member (other than Class B Common Stock) as all or part of the consideration for an acquisition by the Company or any Subsidiary of the Company of the Capital Stock or assets of any Person (“Target Assets”) without itself directly receiving proceeds from such issuance (a “Triangular Acquisition”), with respect to issuances of Class A Common Stock in any such circumstance, the Company shall issue to the Managing Member, for each share of Class A Common Stock issued, a number of Class A Units registered in the name of the Managing Member that is equal to the Exchange Ratio and with respect to issuances of Capital Stock of the Managing Member (other than Class A Common Stock or Class B Common Stock), the Company shall issue to the Managing Member, for each such share of such Capital Stock issued by the Managing Member, one (1) unit of Capital Stock of the Company registered in the name of the Managing Member on substantially equivalent terms (any such Class A Units or other Capital Stock of the Company so issued, “Triangular Acquisition Units”).  For applicable income tax purposes, depending on the circumstances, either (1) under “cause to be directed” principles, the Managing Member shall be deemed to have received the Target Assets acquired on account of the issuance of such share and, in return for the Triangular Acquisition Units, to have concurrently transferred as a Capital Contribution such Target Assets to the Company (that, in turn, in the case of any acquisition of Target Assets by a Subsidiary of the Company, shall be treated as further contributing the Target Assets to such Subsidiary), or (2) under the principles of Regulations Section 1.1032-3, the Managing Member shall be deemed to have contributed to the capital of the Company as a Capital Contribution, in return for the Triangular Acquisition Units, an amount of cash equal to the Closing Price on the date such share is issued and the Company shall be deemed to have used such cash to purchase such share from the Managing Member (and, in the case of a Subsidiary acquisition, in turn to have contributed the share to its Subsidiary) for use as consideration in the Triangular Acquisition.  In all events, in connection with any Triangular Acquisition or similar transaction, the Managing Member shall take all reasonably available steps to ensure the transaction does not result in “zero basis” or other adverse income tax consequences. Without limitation, this Agreement should never be construed or interpreted as contemplating or permitting that the Company (or any Subsidiary of the Company) hold or be treated as holding, and at no time whatsoever shall the Company (or any Subsidiary of the Company) hold or be treated as holding, any shares of Class A Common Stock or other Capital Stock of the Managing Member.”

(f)          Section 4.1 of the Agreement is hereby amended by replacing the text “Section 3.4(c) and Section 3.4(f)” with the text “Section 3.4(c), Section 3.4(f) and Section 3.4(g).”

(g)          Section 4.6(a)(i) of the Agreement is hereby amended by:

(i)          Inserting the text “(or deemed contributed pursuant to Section 3.4(f) or (g))” immediately after the text “money contributed”; and

(ii)         Inserting the text “(or deemed contributed pursuant to Section 3.4(g))” immediately after the text “property contributed”.

(h)          Section 11.5 of the Agreement is hereby amended by:

(i)          inserting the word “any” immediately after the text “best efforts to cause”; and

(ii)         inserting the text “constituting an Operating Subsidiary” immediately before the text “to file a valid election under Section 754 of the Code effective for such entity’s taxable year in which such acquisition occurs,”.

2.          No Other Modifications. Except as specifically provided in this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.

3.          Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

4.          Governing Law. This Amendment will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to any conflicts of laws provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ZAIS GROUP PARENT, LLC

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

/s/ Christian Zugel
Christian Zugel, in his capacity as the Founder Member Representative

/s/ R. Bruce Cameron
R. Bruce Cameron, in his capacity as the Required Independent Director

[Signature Page to Second Amendment to Second Amended and Restated Limited Liability Company Agreement]